EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-109048 on Form S-3 and Registration Statements No. 333-112544, 333-112545, 333-112546, 333-112547, 333-107364, 033-60149, 333-60147, 033-24553, 333-06150 and 333-44881 on Form S-8 of Church & Dwight Co., Inc. and to the inclusion of our report, dated March 11, 2004 relating to the financial statements of the Armkel, LLC, in this Current Report on Form 8-K/A of Church & Dwight Co., Inc. dated on or about June 25, 2004.

Parsippany, New Jersey

June 25, 2004